UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 9, 2006

LINENS 'N THINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12381	22-3463939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Brighton Road, Clifton, New Jersey	07015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (973) 778-1300

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Transaction Incentive Arrangements

In consideration of the substantial services performed by F. David Coder, Linens ’n Things, Inc. (the “Company”) Executive Vice President, Store Operations, in connection with the strategic process leading up to the acquisition of the Company by Apollo Management, L.P pursuant to the Merger Agreement dated as of November 8, 2005 (the “Merger Agreement”), on February 9, 2006, the Compensation Committee of the Board of Directors approved a Transaction Incentive Agreement which provides for a transaction incentive payment of $100,000 to Mr. Coder, payable upon the closing and consummation of the merger under the Merger Agreement or any termination of employment by the Company other than for “Cause”.

A copy of the Transaction Incentive Agreement is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.1	Transaction Incentive Agreement dated February 9, 2006 by and between the Company and F. David Coder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINENS 'N THINGS, INC.
Dated: February 15, 2006	By:	/s/ Brian D. Silva
	Name:	Brian D. Silva
	Title:	Senior Vice President, Human Resources, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transaction Incentive Agreement dated February 9, 2006 by and between the
Company and F. David Coder.